UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934*

Date of report (Date of earliest event reported)	November 9, 2007

Finlay Fine Jewelry Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-59380	13-3287757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Fifth Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 808-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*	The Registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2007, Finlay Enterprises, Inc. (“Finlay Enterprises”), the parent of Finlay Fine Jewelry Corporation (the “Registrant”), announced that it had entered into a Fourth Amended and Restated Credit Agreement, dated as of November 9, 2007, among the Registrant, Carlyle & Co. Jewelers LLC, a wholly-owned subsidiary of the Registrant (“Carlyle”), and L. Congress, Inc., a wholly-owned subsidiary of the Registrant, as Borrowers (“Congress,” and together with Carlyle and the Registrant, the “Borrowers”); Finlay Enterprises and its other related credit parties signatory thereto, as Credit Parties (“Credit Parties”); the lenders signatory thereto, as Lenders; General Electric Capital Corporation, as Agent, L/C Issuer and Lender (“GE Capital”); GE Capital Markets, Inc., as Sole Bookrunner and Joint Lead Arranger, JPMorgan Securities Inc., as Joint Lead Arranger and Wachovia Bank, NA, as Documentation Agent (the “Credit Agreement”). Pursuant to the terms of the Credit Agreement, GE Capital together with certain other lenders will provide financing in the form of a senior secured credit facility consisting of (i) a $512,500,000 Tranche A revolving credit facility, which from November 9, 2007 through January 1, 2009 will bear interest at a floating rate equal to a margin of 0.25% over the Index Rate (defined below) or 2.00% over the London Interbank Offered Rate, subject to adjustment under various circumstances and (ii) a $37,500,000 Tranche B revolving credit facility which will bear interest at a floating rate equal to a margin of 2.75% over the Index Rate or 4.50% over the London Interbank Offered Rate. The Index Rate is equal to the higher of (i) the federal funds rate plus 0.50 basis points and (ii) the publicly quoted rate as published by The Wall Street Journal as the “prime rate”. After January 1, 2009, the loans under the Tranche A revolving credit facility will bear interest in accordance with a graduated pricing matrix based on the average excess availability under the revolving credit facility for the previous quarter. The term of the senior secured credit facility is five-years, subject to earlier termination upon the occurrence of certain events.

The new credit facility replaces Finlay Enterprises’ existing Third Amended and Restated Credit Agreement dated as of May 19, 2005, as amended, among the Borrowers, the Credit Parties, and the lenders signatory thereto without penalty. The new facility has a $75 million letter of credit sub-limit and a $30 million swingline loan sub-limit, both of which will reduce availability when utilized. A portion of the proceeds of the loans was used to fund the acquisition described below, as well as related fees and expenses. Borrowings under the Credit Agreement are jointly and severally guaranteed by the Credit Parties, and are secured by a security interest granted in favor of GE Capital, as agent for itself and for the benefit of the lenders, in all of the personal and owned real property of the Credit Parties, including a lien on all of the equity securities of the Borrowers and each of the Borrowers’ subsidiaries.

The Credit Agreement contains customary affirmative covenants regarding, among other things, the delivery of financial and other information to the lenders, maintenance of records, compliance with law, maintenance of property and insurance and conduct of business. The Credit Agreement also contains certain customary negative covenants that limit the ability of the Credit Parties to, among other things, create liens, make investments, enter into transactions with affiliates, incur debt, acquire or dispose of assets, including merging with another entity, and make certain restricted payments. The foregoing restrictions are subject to certain customary exceptions for facilities of this type. The Credit Agreement includes events of default (and related remedies, including acceleration of the loans made thereunder) usual for a facility of this type, including payment default, covenant default (including breaches of the covenants described above), cross-default to other indebtedness, material inaccuracy of representations and warranties, bankruptcy and involuntary proceedings, change of control and judgment default. Several of the defaults are subject to certain materiality thresholds and grace periods usual for a facility of this type.

Under the terms of the financing, the Borrowers have agreed to pay to GE Capital usual and customary closing, syndication and administrative fees and to pay all reasonable and documented out-of-pocket expenses incurred by GE Capital and its affiliates in connection with the commitment letter and related documentation and GE Capital’s due diligence. In addition, the Credit Parties have agreed to indemnify GE Capital and its affiliates against certain liabilities and expenses incurred by them in connection with the loan agreement and certain related matters.

On November 12, 2007, Finlay Enterprises also announced that the Registrant had completed its acquisition of specified assets and liabilities that comprise the Bailey Banks & Biddle division of Zale Corporation (“Zale”), a chain of 70 jewelry retail stores (the “Acquisition”) pursuant to the terms and conditions of the previously announced Asset Purchase Agreement (the “Purchase Agreement”), dated as of September 27, 2007, among the Registrant, Finlay Enterprises, Zale, Zale Delaware, Inc. (“Zale Delaware”) and TXDC, LP (collectively with Zale Delaware, the “Sellers”), as amended. At the closing of the Acquisition on November 9, 2007, the Registrant paid to Sellers $200,000,000 in cash (the “Purchase Price”), subject to post-closing adjustments in respect of (i) inventory and (ii) certain liabilities and prepaid amounts. The Purchase Price was funded by amounts borrowed pursuant to the Credit Agreement.

In connection with the completion of the Acquisition, Finlay Enterprises and the Registrant entered into an amendment to the Purchase Agreement on November 9, 2007 pursuant to which amendment, among other things, the parties agreed that the payments to be made by the Registrant to Sellers as an adjustment to the Purchase Price in the event that the closing inventory value exceeds $189 million will no longer be capped at $26 million. The amendment also provides the parties’ agreement with respect to cash collection, credit card sales, consigned inventory, Purchase Price adjustments in respect of prorated employee bonuses and prepaid expenses and the payment by Zale Delaware of $242,000 in respect of a real property lease following the closing.

As contemplated by the Purchase Agreement, the Registrant has entered into a Transition Services Agreement with Zale Delaware pursuant to which Zale Delaware will provide certain services for a transition period in exchange for a fee.

Item 1.02 Termination of a Material Definitive Agreement

The information required by this Item 1.02 is included in Item 1.01 above and incorporated by reference herein.

Item 2.01 Completion of Acquisition of Disposition of Assets

The information required by this Item 2.01 is included in Item 1.01 above and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included in Item 1.01 above and incorporated by reference herein.

Item 8.01 Other Events.

On November 12, 2007, Finlay Enterprises issued a press release announcing the completion of the Acquisition and the execution of the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

(b) Pro Forma Financial Information.

See the Current Report on Form 8-K filed by Finlay Enterprises, Inc. on November 13, 2007 for financial statements and pro foma financial information in connection with the Acquisition.

(d)  Exhibits.

Exhibit No.	Description
99.1	Finlay Enterprises, Inc. press release dated November 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY FINE JEWELRY CORPORATION

Date: November 13, 2007	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick
Senior Vice President, Treasurer and Chief Financial Officer